Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE
Contact:
Robert M. Thornton, Jr.
Chief Executive Officer
(770) 933-7000

SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES FISCAL 2009

FIRST QUARTER RESULTS

ATLANTA, Georgia (November 12, 2008) – SunLink Health Systems, Inc. (NYSE Alternext US: SSY) today announced a loss from continuing operations for its fiscal quarter ended September 30, 2008 of $488,000, or $0.06 per fully diluted share, compared to earnings from continuing operations of $443,000, or $0.06 per fully diluted share, for the quarter ended September 30, 2007.

SunLink reported a net loss of $549,000, or $0.07 per fully diluted share, for the quarter ended September 30, 2008, compared to net earnings of $393,000, or $0.05 per fully diluted share, for the comparable quarter a year ago.

Consolidated net revenues from continuing operations for the quarter ended September 30, 2008 increased by 22.2% to $46,738,000 compared to $38,236,000 in the comparable period a year ago. SunLink’s Specialty Pharmacy segment, which began business when it acquired Carmichael’s Cashway Pharmacy, Inc. on April 22, 2008, added $9,671,000 of net revenue for the quarter ended June 30, 2008. The Healthcare Facilities segment net revenues in the current quarter of $37,067,000 included $679,000 from state indigent care programs and positive prior year third-party payor settlements compared to $342,000 in the quarter ended September 30, 2007.

The company’s operating profit from continuing operations for the quarter ended September 30, 2008 was $264,000, or 0.6% of net revenues, compared to an operating profit for the quarter ended September 30, 2007 of $1,066,000 or 2.8% of net revenues. Operating profit as a percentage of net revenues decreased in the current year due to increased depreciation and amortization expense, higher salaries, wages and benefits at the Healthcare Facilities and increased corporate overhead relating to the Specialty Pharmacy segment. Adjusted EBITDA at SunLink’s Healthcare Facilities segment (a non-GAAP measure of the liquidity of a company) in the first fiscal quarter decreased to $2,566,000 from $3,445,000 in the comparable quarter a year ago. Adjusted EBITDA for SunLink’s Specialty Pharmacy segment was $807,000.

Robert M. Thornton, Jr., SunLink’s chief executive officer said “This quarter’s Healthcare Facilities results were negatively impacted by lower patient volume and higher costs; primarily salaries and benefits associated with employed physicians. Our new Specialty Pharmacy segment was a meaningful contributor this quarter and is performing near our expectations. We are currently focused on a program throughout our Healthcare Facilities segment that includes controlling costs and retaining the right physicians to generate organic growth. We believe there are opportunities to expand our Specialty Pharmacy business, and we intend to continue to evaluate and pursue where appropriate the acquisition of attractive, complementary Specialty Pharmacy businesses for our portfolio.”

SunLink Health Systems, Inc. currently operates seven community hospitals and related nursing home and home care businesses in the Southeast and Midwest and its specialty pharmacy business, SunLink Scripts Rx, in Louisiana. Each SunLink hospital is the only hospital in its community. SunLink’s operating strategy is to link patients’ needs with dedicated physicians and health professionals to deliver quality, efficient medical care and healthcare products and services in each area it serves. For additional information on SunLink Health Systems, Inc., please visit the company’s website at www.sunlinkhealth.com.

The company will conduct a conference call on November 12, 2008 at 11:00 a.m. Eastern time to discuss its quarterly results. To participate in the conference call, please dial 1-866-283-8246. A replay of the call will be available shortly after the call and will continue to be available for 90 days by dialing 1-888-266-2081 and entering passcode 1299786 when prompted.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the company’s Annual Report on Form 10-K for the year ended June 30, 2008 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov.

Adjusted earnings before income taxes, interest, depreciation and amortization

Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) represent the sum of income before income taxes, interest, depreciation and amortization. We understand that certain industry analysts and investors generally consider EBITDA to be one measure of the liquidity of a company, and it is presented to assist analysts and investors in analyzing the ability of a company to generate cash, service debt and meet capital requirements. We believe increased EBITDA is an indicator of improved ability to service existing debt and to satisfy capital requirements. EBITDA, however, is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as a measure of operating performance or to cash liquidity. Because EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States of America and is thus susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other corporations. Net cash provided by (used in) operations for the quarters ended September 30, 2008 and 2007, respectively, is shown below. Healthcare Facilities Adjusted EBITDA and Specialty Pharmacy Adjusted EBITDA is the EBITDA for those facilities without any allocation of corporate overhead.

	Three Months ended September 30,
	2008	2007
Healthcare Facilities Adjusted EBITDA	$2,566,000	$3,445,000
Specialty Pharmacy Adjusted EBITDA	807,000	—
Corporate overhead costs	(1,405,000)	(1,155,000)
Taxes and interest expense	(714,000)	(593,000)
Other non-cash expenses and net changes in operating assets and liabilities	(2,184,000)	(351,000)

Net cash provided by (used in) operations	$(930,000)	$1,346,000

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SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES

FISCAL 2009 FIRST QUARTER RESULTS

Amounts in 000's, except per share amounts

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended September 30,
	2008	2007
Net Revenues	$46,738	$38,236
Costs and Expenses:
Cost of goods sold	6,064	—
Salaries, wages and benefits	20,090	17,825
Provision for bad debts	5,619	6,629
Supplies	3,726	3,780
Purchased services	3,052	2,551
Other operating expenses	5,434	4,431
Rents and leases	784	730
Depreciation and amortization	1,705	1,224

Operating Profit	264	1,066

Interest Expense	(1,254)	(410)
Interest Income	7	5

Earnings from Continuing Operations before Income Taxes	(983)	661
Income Tax Expense (Benefit)	(495)	218

Earnings (Loss) from Continuing Operations	(488)	443
Loss from Discontinued Operations, net of income taxes	(61)	(50)

Net Earnings (Loss)	$(549)	$393

Earnings (Loss) Per Share from Continuing Operations:
Basic	$(0.06)	$0.06

Diluted	$(0.06)	$0.06

Loss Per Share from Discontinued Operations:
Basic	$(0.01)	$(0.01)

Diluted	$(0.01)	$(0.01)

Net Earnings (Loss) Per Share:
Basic	$(0.07)	$0.05

Diluted	$(0.07)	$0.05

Weighted Average Common Shares Outstanding:
Basic	7,933	7,513

Diluted	7,933	7,789

SUMMARY BALANCE SHEETS

	September 30, 2008	June 30, 2008

ASSETS
Cash and Cash Equivalents	$1,825	$1,716
Other Current Assets	34,206	33,456
Property Plant and Equipment, net	50,124	51,220
Long-term Assets	24,829	25,232

	$110,984	$111,624

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities	$29,069	$27,069
Long-term Debt and Other Noncurrent Liabilities	41,916	44,311
Shareholders’ Equity	39,999	40,244

	$110,984	$111,624